Exhibit 23.4

Consent of Independent Auditor

We hereby consent to the inclusion in this Registration Statement on Form S-4 of Sierra Bancorp, of our report dated February 26, 2016 relating to consolidated financial statements of Coast Bancorp and its wholly owned subsidiary Coast National Bank. We also consent to the reference to us under the heading “Experts” in the proxy statement / prospectus.

/s/ Vavrinek, Trine, Day, & Co., LLP
Vavrinek, Trine, Day, & Co., LLP

Laguna Hills, California

March 25, 2016